Exhibit 99.3

January      , 2004

Dear Shareholder:

        You were previously notified in November 2003 that the Board of Directors of The Bank Holdings decided to proceed with a common stock offering to support recent and anticipated future growth of our companies.

        We are pleased to present the enclosed prospectus which provides important information regarding the offer of 1,350,000 shares of common stock at a price of $11.00 per share. The prospectus also presents details on warrants available to you when you purchase shares of stock through this offering. One warrant will be issued at no extra cost for every five shares of common stock purchased.

        We have enclosed a subscription agreement and return mail envelope for your convenience. Time is of the essence and all subscriptions made directly through us must be received and fully paid for by the close of business on                        .

        Questions on this stock offering may be directed to Hal Giomi, Chairman and Chief Executive Officer, at 775-853-8600. We appreciate you continued support of our companies and look forward to your additional investment.

        This letter is for informational purposes only, and does not constitute an offer to sell or a solicitation of an offer to purchase securities. This letter is qualified in its entirety by the more detailed information set forth in the Prospectus.

Sincerely,
/s/ Hal Giomi	/s/ Edward Allison
Hal Giomi Chairman and CEO, The Bank Holdings	Edward Allison Chairman, Nevada Security Bank
/s/ David A. Funk	/s/ Joe Bourdeau
David A. Funk President, Nevada Security Bank	Joe Bourdeau President, The Bank Holdings

January      , 2004

Dear Prospective Shareholder of The Bank Holdings:

        The Board of Directors of The Bank Holdings has decided to proceed with a common stock offering to support recent and anticipated future growth of our company and its subsidiary, Nevada Security Bank.

        We are pleased to present the enclosed prospectus which provides important information regarding this offer of 1,350,000 shares of common stock at a price of $11.00 per share. The prospectus also presents details on warrants available to you when you purchase shares of stock through this offering. One warrant will be issued at no extra cost for every five shares of common stock purchased.

        You may purchase shares of stock by subscribing directly through D.A. Davidson & Co. Please contact your D.A. Davidson Financial Consultant. If you do not have a D.A. Davidson Financial Consultant, please contact Marge Sitzmann of D.A. Davidson & Co. at 800-332-5915 ext. 7319.

        Questions on this stock offering may be directed to Hal Giomi, Chairman and Chief Executive Officer, at 775-853-8600. We look forward to your investing in our companies.

        This letter is for informational purposes only, and does not constitute an offer to sell or a solicitation of an offer to purchase securities. This letter is qualified in its entirety by the more detailed information set forth in the Prospectus.

Sincerely,
/s/ Hal Giomi	/s/ Edward Allison
Hal Giomi Chairman and CEO, The Bank Holdings	Edward Allison Chairman, Nevada Security Bank
/s/ David A. Funk	/s/ Joe Bourdeau
David A. Funk President, Nevada Security Bank	Joe Bourdeau President, The Bank Holdings

January      , 2004

Dear Prospective Shareholder:

        The Board of Directors of The Bank Holdings has decided to proceed with a common stock offering to support recent and anticipated future growth of our company and its subsidiary, Nevada Security Bank.

        We are pleased to present the enclosed prospectus which provides important information regarding this offer of 1,350,000 shares of common stock at a price of $11.00 per share. The prospectus also presents details on warrants available to you when you purchase shares of stock through this offering. One warrant will be issued at no extra cost for every five shares of common stock purchased.

        We have enclosed a subscription agreement and return mail envelope for your convenience. Time is of the essence and all subscriptions made directly through us must be received and fully paid for by the close of business on                        .

        Questions on this stock offering may be directed to Hal Giomi, Chairman and Chief Executive Officer, at 775-853-8600. We look forward to your investing in our companies.

        This letter is for informational purposes only, and does not constitute an offer to sell or a solicitation of an offer to purchase securities. This letter is qualified in its entirety by the more detailed information set forth in the Prospectus.

Sincerely,
/s/ Hal Giomi	/s/ Edward Allison
Hal Giomi Chairman and CEO, The Bank Holdings	Edward Allison Chairman, Nevada Security Bank
/s/ David A. Funk	/s/ Joe Bourdeau
David A. Funk President, Nevada Security Bank	Joe Bourdeau President, The Bank Holdings

January            , 2004

Dear Shareholder of The Bank Holdings:

        You were previously notified in November 2003 that the Board of Directors of The Bank Holdings decided to proceed with a common stock offering to support recent and anticipated future growth of our companies.

        We are pleased to present the enclosed prospectus which provides important information regarding the offer of 1,350,000 shares of common stock at a price of $11.00 per share. The prospectus also presents details on warrants available to you when you purchase shares of stock through this offering. One warrant will be issued at no extra cost for every five shares of common stock purchased.

        You may purchase shares of stock by subscribing directly through D.A. Davidson & Co. Please contact your D.A. Davidson Financial Consultant. If you do not have a D.A. Davidson Financial Consultant, please contact Marge Sitzmann of D.A. Davidson & Co. at 406-791-7319.

        Questions on this stock offering may be directed to Hal Giomi, Chairman and Chief Executive Officer, at 775-853-8600. We appreciate you continued support of our companies and look forward to your additional investment.

        This letter is for informational purposes only, and does not constitute an offer to sell or a solicitation of an offer to purchase securities. This letter is qualified in its entirety by the more detailed information set forth in the Prospectus.

Sincerely,
/s/ Hal Giomi	/s/ Edward Allison
Hal Giomi Chairman and CEO, The Bank Holdings	Edward Allison Chairman, Nevada Security Bank
/s/ David A. Funk	/s/ Joe Bourdeau
David A. Funk President, Nevada Security Bank	Joe Bourdeau President, The Bank Holdings